EXHIBIT 99.1

Earnings Press Release dated January 16, 2014

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

January 16, 2014

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER OPERATING EARNINGS AND NET INCOME OF $0.20 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $59.3 million, or $0.20 per share, for the fourth quarter of 2013, compared to $61.2 million, or $0.18 per share, for the fourth quarter of 2012, and $58.5 million, or $0.19 per share, for the third quarter of 2013. Operating earnings were $60.0 million, or $0.20 per share, for the fourth quarter of 2013, compared to $63.2 million, or $0.19 per share, for the fourth quarter of 2012, and $60.8 million, or $0.20 per share, for the third quarter of 2013.

For the year ended December 31, 2013, net income totaled $232.4 million, or $0.74 per share, compared to $245.3 million, or $0.72 per share, for 2012. Operating earnings were $241.1 million, or $0.77 per share, for 2013, compared to $253.9 million, or $0.75 per share, for 2012.

The Company’s Board of Directors declared a $0.1625 per share quarterly dividend, payable February 15, 2014 to shareholders of record on February 1, 2014. Based on the closing stock price on January 15, 2014, the dividend yield on People’s United Financial common stock is 4.2 percent.

During the fourth quarter of 2013 the Company repurchased 8.9 million shares of People’s United Financial common stock at a weighted average price of $14.72 per share, completing the repurchase program authorized by the Board of Directors. In 2013, the Company repurchased 33.4 million shares of common stock at a weighted average price of $13.74 per share.

“Our performance throughout 2013 reflects the continued benefits from strategic investments in people, products and services, as well as an expanded geographic footprint developed over the past three years,” said Jack Barnes, President and Chief Executive Officer. “Our ongoing focus on outstanding customer service has driven healthy loan, deposit and fee income growth over this time period. We remain committed to delivering shareholder value by leveraging opportunities within existing markets, including continued strengthening of our position in the Boston and New York MSAs.”

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People’s United Financial, Inc. Reports 4Q Earnings

Barnes continued, “I’m pleased with last year’s performance, especially in light of the challenging economic and regulatory environment. Most notably, we had a large headwind in the form of a declining net interest margin that continued to be impacted by historically low interest rates. In addition, higher regulatory compliance costs pressured several of our operating metrics.”

“Our 2013 financial results reflect another year of meaningful loan and deposit growth,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “Annual loan growth was 12 percent in 2013 after a seven percent increase in 2012, while annual deposit growth was four percent in both years. The net interest margin reflects the impact of continued strong loan originations, while non-interest income demonstrates the ongoing improvement in most of our fee-based businesses. I’m particularly pleased that operating expenses were essentially flat as compared to 2012, considering the number of strategic investments we made and the increasing cost of regulatory compliance.”

Walters concluded, “We certainly are pleased with the sustained improvement in asset quality. Our low loan charge-off ratio is a reflection of the Company’s historically strong underwriting standards, the economic strength of the geography in which we operate and the resilience of our customers. Of particular note, since December 31, 2012, acquired non-performing loans declined $39 million, or 22 percent, and originated non-performing loans declined $36 million, or 14 percent.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.18 percent in the fourth quarter of 2013, compared to 0.17 percent in the third quarter of 2013 and 0.19 percent in the fourth quarter of 2012. For the full-year of 2013, net loan charge-offs were 0.19 percent of average total loans compared to 0.21 percent in 2012. For the originated loan portfolio, non-performing loans equaled 0.95 percent of loans at December 31, 2013, compared to 1.10 percent at September 30, 2013 and 1.30 percent at December 31, 2012. Non-performing assets (excluding acquired non-performing loans) equaled 1.08 percent of originated loans, REO and repossessed assets at December 31, 2013, compared to 1.26 percent at September 30, 2013 and 1.48 percent at December 31, 2012.

Operating return on average assets was 0.75 percent for the fourth quarter of 2013, compared to 0.78 percent for the third quarter of 2013 and 0.87 percent for the fourth quarter of 2012. Operating return on average tangible stockholders’ equity was 9.8 percent for the fourth quarter of 2013, compared to 9.8 percent for the third quarter of 2013 and 8.6 percent for the fourth quarter of 2012.

At December 31, 2013, People’s United Financial’s tier 1 common and total risk-based capital ratios were 10.2 percent and 11.3 percent, respectively, and the tangible equity ratio stood at 7.8 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 11.1 percent and 12.3 percent, respectively, at December 31, 2013.

People’s United Financial, a diversified financial services company with $33 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 410 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $16.0 billion at December 31, 2013.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2013 Financial Highlights

Summary

•	Net income was $59.3 million, or $0.20 per share.

•	Operating earnings were $60.0 million, or $0.20 per share.

•	Net interest income totaled $224.9 million in 4Q13 compared to $223.5 million in 3Q13.

•	Interest income on acquired loans decreased $3.1 million from 3Q13 to $26.3 million.

•	Net interest margin decreased 6 basis points from 3Q13 to 3.24%.

•	The effects of new loan volume at lower rates and reduced interest income on acquired loans both impacted the margin by 4 basis points.

•	Provision for loan losses totaled $10.0 million.

•	Net loan charge-offs totaled $10.4 million, of which $5.4 million related to loans with specific reserves established in prior periods.

•	Reflects a $5.1 million increase in the originated allowance for loan losses due to loan growth and a $0.1 million allowance reversal related to acquired loans.

•	Non-interest income was $80.2 million in 4Q13 compared to $84.0 million in 3Q13.

•	Operating lease income increased $0.7 million from 3Q13.

•	Investment management fees and brokerage commissions both increased $0.4 million from 3Q13.

•	Gains on sales of residential mortgage loans decreased $2.9 million from 3Q13.

•	Insurance revenue decreased $2.4 million from 3Q13, primarily reflecting the seasonal nature of insurance renewals.

•	Bank service charges decreased $1.5 million from 3Q13, in part due to the seasonal nature of certain fee categories.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.8 billion and $5.2 billion, respectively, at December 31, 2013.

•	Non-interest expense totaled $208.7 million in 4Q13 compared to $212.5 million in 3Q13.

•	Operating non-interest expense was $207.7 million in 4Q13 compared to $209.2 million in 3Q13. Excluding operating lease expense and amortization of acquisition-related intangible assets, operating non-interest expense totaled $192.7 million in 4Q13 compared to $194.9 million in 3Q13.

•	Compensation and benefits expense increased $0.7 million from 3Q13.

•	Compared to 3Q13, real estate owned expenses decreased $2.4 million, advertising and promotion expense decreased $1.0 million and professional and outside service fees decreased $0.3 million.

•	Efficiency ratio in 4Q13 increased to 64.3% from 63.6% in 3Q13, primarily reflecting the decrease in total revenues.

•	Effective income tax rate was 31.4% for 4Q13 and 31.5% for the full-year of 2013, compared to 32.4% for the full-year of 2012.

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Commercial banking loans increased $967 million, or 23% annualized, from September 30, 2013.

•	Average commercial banking loans totaled $17.1 billion in 4Q13, an increase of $465 million, or 11% annualized, from 3Q13.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 0.83% at December 31, 2013 compared to 1.01% at September 30, 2013.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $155.4 million at December 31, 2013 compared to $177.1 million at September 30, 2013.

•	Net loan charge-offs totaled $6.6 million, or 0.15% annualized, of average commercial banking loans in 4Q13, compared to $7.2 million, or 0.17% annualized, in 3Q13.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 0.95% at December 31, 2013 compared to 1.02% at September 30, 2013.

•	The commercial banking originated allowance for loan losses represented 115% of originated non-performing commercial banking loans at December 31, 2013, compared to 101% at September 30, 2013.

•	Commercial deposits totaled $6.4 billion at December 31, 2013 compared to $6.3 billion at September 30, 2013.

Retail Banking

•	Residential mortgage loans increased $181 million, or 17% annualized, from September 30, 2013.

•	Average residential mortgage loans totaled $4.4 billion in 4Q13, an increase of $215 million, or 21% annualized, from 3Q13.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.42% at December 31, 2013 compared to 1.51% at September 30, 2013.

•	Net loan charge-offs totaled $1.5 million, or 0.14% annualized, of average residential mortgage loans in 4Q13, compared to $0.4 million, or 0.04% annualized, in 3Q13.

•	Home equity loans increased $21 million, or 4% annualized, from September 30, 2013.

•	Average home equity loans totaled $2.1 billion in 4Q13, an increase of $19 million, or 4% annualized, from 3Q13.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.98% at December 31, 2013 compared to 1.00% at September 30, 2013.

•	Net loan charge-offs totaled $2.0 million, or 0.38% annualized, of average home equity loans in 4Q13, compared to $1.6 million, or 0.30% annualized, in 3Q13.

•	Retail deposits totaled $16.2 billion at December 31, 2013 compared to $15.9 billion at September 30, 2013.

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People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 16, 2014, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquisitions; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions, except per share data)	2013	2013	2013	2013	2012
Earnings Data:
Net interest income	$224.9	$223.5	$220.9	$219.3	$225.1
Provision for loan losses	10.0	12.1	9.2	12.4	12.0
Non-interest income	80.2	84.0	86.1	82.9	84.3
Non-interest expense	208.7	212.5	205.8	212.0	207.4
Operating non-interest expense (1)	207.7	209.2	205.4	204.0	204.5
Income before income tax expense	86.4	82.9	92.0	77.8	90.0
Net income	59.3	58.5	62.1	52.5	61.2
Operating earnings (1)	60.0	60.8	62.4	57.9	63.2

Selected Statistical Data:
Net interest margin (2)	3.24%	3.30%	3.33%	3.38%	3.63%
Operating net interest margin (1), (2)	3.24	3.30	3.33	3.38	3.63
Return on average assets (2)	0.75	0.75	0.81	0.70	0.85
Operating return on average assets (1), (2)	0.75	0.78	0.81	0.77	0.87
Return on average tangible assets (2)	0.80	0.80	0.87	0.75	0.91
Return on average stockholders’ equity (2)	5.2	5.1	5.2	4.2	4.8
Return on average tangible stockholders’ equity (2)	9.7	9.4	9.3	7.4	8.3
Operating return on average tangible stockholders’ equity (1), (2)	9.8	9.8	9.3	8.1	8.6
Efficiency ratio (1)	64.3	63.6	62.7	64.1	63.0

Common Share Data:
Basic and diluted earnings per share	$0.20	$0.19	$0.20	$0.16	$0.18
Operating earnings per share (1)	0.20	0.20	0.20	0.18	0.19
Dividends paid per share	0.1625	0.1625	0.1625	0.16	0.16
Dividend payout ratio	84.1%	86.0%	83.6%	100.6%	87.4%
Operating dividend payout ratio (1)	83.0	82.7	83.2	91.2	84.8
Book value per share (end of period)	$15.24	$15.07	$15.11	$15.24	$15.21
Tangible book value per share (end of period) (1)	8.12	8.14	8.20	8.54	8.71
Stock price:
High	15.20	15.67	15.00	13.61	12.50
Low	14.11	14.07	12.62	12.22	11.36
Close (end of period)	15.12	14.38	14.90	13.42	12.09
Common shares (end of period) (in millions)	298.90	307.72	309.59	320.65	331.27
Weighted average diluted common shares (in millions)	302.17	307.56	313.52	325.21	331.39

(1)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Twelve Months Ended
	December 31,
(dollars in millions, except per share data)	2013	2012
Earnings Data:
Net interest income	$888.6	$928.7
Provision for loan losses	43.7	49.2
Non-interest income	333.2	313.8
Non-interest expense	839.0	830.6
Operating non-interest expense (1)	826.3	817.9
Income before income tax expense	339.1	362.7
Net income	232.4	245.3
Operating earnings (1)	241.1	253.9

Selected Statistical Data:
Net interest margin	3.31%	3.86%
Operating net interest margin (1)	3.31	3.82
Return on average assets	0.75	0.87
Operating return on average assets (1)	0.78	0.90
Return on average tangible assets	0.81	0.95
Return on average stockholders’ equity	4.9	4.7
Return on average tangible stockholders’ equity	8.9	8.2
Operating return on average tangible stockholders’ equity (1)	9.2	8.5
Efficiency ratio (1)	63.7	62.3

Common Share Data:
Basic and diluted earnings per share	$0.74	$0.72
Operating earnings per share (1)	0.77	0.75
Dividends paid per share	0.6475	0.64
Dividend payout ratio	88.1%	88.8%
Operating dividend payout ratio (1)	84.9	85.8
Book value per share (end of period)	$15.24	$15.21
Tangible book value per share (end of period) (1)	8.12	8.71
Stock price:
High	15.27	13.79
Low	11.82	11.20
Close (end of period)	15.12	12.09
Common shares (end of period) (in millions)	298.90	331.27
Weighted average diluted common shares (in millions)	312.04	338.35

(1)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012
Financial Condition Data:
General:
Total assets	$33,208	$31,511	$31,345	$30,598	$30,324
Loans	24,390	23,227	22,866	22,161	21,737
Securities	5,033	4,379	4,618	4,716	4,669
Short-term investments	124	148	120	127	131
Allowance for loan losses	188	188	186	187	188
Goodwill and other acquisition-related intangible assets	2,127	2,134	2,140	2,147	2,154
Deposits	22,557	22,190	21,982	21,792	21,751
Borrowings	5,057	3,621	3,626	2,849	2,386
Notes and debentures	639	639	639	659	659
Stockholders’ equity	4,555	4,638	4,678	4,886	5,039
Total risk-weighted assets (1)	25,399	23,731	23,498	22,918	22,764
Non-performing assets (2)	248	271	281	285	290
Net loan charge-offs	10.4	9.6	10.8	13.1	10.0

Average Balances:
Loans	$23,598	$22,916	$22,369	$21,727	$21,211
Securities	4,550	4,529	4,557	4,548	3,867
Short-term investments	146	179	153	146	128
Total earning assets	28,294	27,624	27,079	26,421	25,206
Total assets	31,822	31,216	30,799	30,178	28,991
Deposits	22,379	22,066	21,835	21,558	21,557
Total funding liabilities	26,817	26,168	25,548	24,726	23,487
Stockholders’ equity	4,574	4,622	4,825	5,005	5,107

Ratios:
Net loan charge-offs to average total loans (annualized)	0.18%	0.17%	0.19%	0.24%	0.19%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	1.08	1.26	1.33	1.42	1.48
Originated allowance for loan losses to:
Originated loans (2)	0.78	0.82	0.85	0.88	0.91
Originated non-performing loans (2)	81.9	74.8	71.8	70.6	70.3
Average stockholders’ equity to average total assets	14.4	14.8	15.7	16.6	17.6
Stockholders’ equity to total assets	13.7	14.7	14.9	16.0	16.6
Tangible stockholders’ equity to tangible assets (3)	7.8	8.5	8.7	9.6	10.2
Total risk-based capital (1)	11.3	12.6	12.8	13.7	14.7

(1)	Consolidated.
(2)	Excludes acquired loans.
(3)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2013	2013	2012
Assets
Cash and due from banks	$350.8	$447.3	$470.0
Short-term investments	123.6	147.9	131.4

Total cash and cash equivalents	474.4	595.2	601.4

Securities:
Trading account securities, at fair value	8.3	6.3	6.5
Securities available for sale, at fair value	4,208.2	4,194.8	4,532.3
Securities held to maturity, at amortized cost	640.5	56.1	56.2
Federal Home Loan Bank stock, at cost	175.7	121.9	73.7

Total securities	5,032.7	4,379.1	4,668.7

Loans held for sale	23.3	28.5	77.0

Loans:
Commercial real estate	8,921.6	8,393.1	7,294.2
Commercial	8,895.2	8,457.2	8,400.0
Residential mortgage	4,416.6	4,235.8	3,886.1
Consumer	2,156.9	2,141.3	2,156.3

Total loans	24,390.3	23,227.4	21,736.6
Less allowance for loan losses	(187.8)	(188.2)	(188.0)

Total loans, net	24,202.5	23,039.2	21,548.6

Goodwill and other acquisition-related intangible assets	2,127.3	2,133.8	2,153.5
Premises and equipment	304.1	314.2	330.4
Bank-owned life insurance	339.4	338.3	336.5
Other assets	704.5	682.3	608.3

Total assets	$33,208.2	$31,510.6	$30,324.4

Liabilities
Deposits:
Non-interest-bearing	$5,182.7	$5,105.7	$5,084.3
Savings, interest-bearing checking and money market	12,991.7	12,657.5	11,959.8
Time	4,382.9	4,426.4	4,706.4

Total deposits	22,557.3	22,189.6	21,750.5

Borrowings:
Federal Home Loan Bank advances	3,719.8	2,370.6	1,178.3
Federal funds purchased	825.0	704.0	619.0
Retail repurchase agreements	501.2	539.5	588.2
Other borrowings	11.0	7.3	1.0

Total borrowings	5,057.0	3,621.4	2,386.5

Notes and debentures	639.1	639.0	659.0
Other liabilities	400.1	423.0	489.6

Total liabilities	28,653.5	26,873.0	25,285.6

Stockholders’ Equity
Common stock	3.9	3.9	3.9
Additional paid-in capital	5,277.0	5,272.7	5,261.3
Retained earnings	779.0	770.5	756.2
Treasury stock, at cost	(1,170.2)	(1,039.0)	(712.2)
Accumulated other comprehensive loss	(168.8)	(202.5)	(96.9)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(166.2)	(168.0)	(173.5)

Total stockholders’ equity	4,554.7	4,637.6	5,038.8

Total liabilities and stockholders’ equity	$33,208.2	$31,510.6	$30,324.4

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Interest and dividend income:
Commercial real estate	$88.5	$90.0	$87.2	$85.5	$86.0
Commercial	86.7	86.4	87.2	86.7	90.7
Residential mortgage	36.4	34.7	34.3	34.5	34.6
Consumer	18.7	18.6	18.7	18.8	19.5

Total interest on loans	230.3	229.7	227.4	225.5	230.8
Securities	22.8	22.0	22.2	22.7	20.7
Loans held for sale	0.2	0.5	0.4	0.4	0.4
Short-term investments	0.1	—	0.1	0.1	0.1

Total interest and dividend income	253.4	252.2	250.1	248.7	252.0

Interest expense:
Deposits	19.7	20.1	20.5	20.8	21.9
Borrowings	2.9	2.7	2.6	2.3	2.0
Notes and debentures	5.9	5.9	6.1	6.3	3.0

Total interest expense	28.5	28.7	29.2	29.4	26.9

Net interest income	224.9	223.5	220.9	219.3	225.1
Provision for loan losses	10.0	12.1	9.2	12.4	12.0

Net interest income after provision for loan losses	214.9	211.4	211.7	206.9	213.1

Non-interest income:
Bank service charges	31.8	33.3	32.1	30.1	31.4
Investment management fees	9.6	9.2	9.4	9.0	8.9
Insurance revenue	6.7	9.1	7.1	8.3	6.7
Brokerage commissions	3.7	3.3	3.4	3.3	2.9
Operating lease income	9.4	8.7	8.1	8.3	8.5
Net gains on sales of residential mortgage loans	1.0	3.9	4.2	5.7	6.1
Net gains (losses) on sales of acquired loans	(0.1)	—	5.8	—	0.3
Merchant services income, net	1.2	1.4	1.2	1.2	1.3
Bank-owned life insurance	1.5	1.2	0.9	0.9	1.1
Other non-interest income	15.4	13.9	13.9	16.1	17.1

Total non-interest income	80.2	84.0	86.1	82.9	84.3

Non-interest expense:
Compensation and benefits	107.6	106.9	104.4	108.2	97.4
Occupancy and equipment	36.5	36.7	36.9	37.9	37.9
Professional and outside service fees	15.7	16.1	14.9	13.9	16.8
Operating lease expense	8.4	7.8	7.6	7.5	7.5
Amortization of other acquisition-related intangible assets	6.6	6.5	6.6	6.5	6.7
Other non-interest expense	33.9	38.5	35.4	38.0	41.1

Total non-interest expense (1)	208.7	212.5	205.8	212.0	207.4

Income before income tax expense	86.4	82.9	92.0	77.8	90.0
Income tax expense	27.1	24.4	29.9	25.3	28.8

Net income	$59.3	$58.5	$62.1	$52.5	$61.2

Basic and diluted earnings per common share	$0.20	$0.19	$0.20	$0.16	$0.18

(1)	Total non-interest expense includes $1.0 million, $3.3 million, $0.4 million, $8.0 million and $2.9 million of non-operating expenses for the three months ended Dec. 31, 2013, Sept. 30, 2013, June 30, 2013, March 31, 2013 and Dec. 31, 2012, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per share data)	2013	2012
Interest and dividend income:
Commercial real estate	$351.2	$365.4
Commercial	347.0	365.9
Residential mortgage	139.9	143.7
Consumer	74.8	80.0

Total interest on loans	912.9	955.0
Securities	89.7	77.3
Loans held for sale	1.5	1.8
Short-term investments	0.3	0.8

Total interest and dividend income	1,004.4	1,034.9

Interest expense:
Deposits	81.1	90.7
Borrowings	10.5	7.1
Notes and debentures	24.2	8.4

Total interest expense	115.8	106.2

Net interest income	888.6	928.7
Provision for loan losses	43.7	49.2

Net interest income after provision for loan losses	844.9	879.5

Non-interest income:
Bank service charges	127.3	127.2
Investment management fees	37.2	34.9
Insurance revenue	31.2	31.8
Brokerage commissions	13.7	12.2
Operating lease income	34.5	31.2
Net gains on sales of residential mortgage loans	14.8	16.1
Net gains on sales of acquired loans	5.7	1.0
Merchant services income, net	5.0	4.9
Bank-owned life insurance	4.5	5.4
Other non-interest income	59.3	49.1

Total non-interest income	333.2	313.8

Non-interest expense:
Compensation and benefits	427.1	418.9
Occupancy and equipment	148.0	141.9
Professional and outside service fees	60.6	65.4
Operating lease expense	31.3	26.3
Amortization of other acquisition-related intangible assets	26.2	26.8
Other non-interest expense	145.8	151.3

Total non-interest expense (1)	839.0	830.6

Income before income tax expense	339.1	362.7
Income tax expense	106.7	117.4

Net income	$232.4	$245.3

Basic and diluted earnings per common share	$0.74	$0.72

(1)	Total non-interest expense includes $12.7 million of non-operating expenses for both the twelve months ended December 31, 2013 and 2012. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2013			September 30, 2013			December 31, 2012
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$145.9	$0.1	0.27%	$179.4	$—	0.21%	$127.5	$0.1	0.22%
Securities (2)	4,549.9	24.9	2.19	4,528.9	24.0	2.12	3,866.8	22.2	2.29
Loans:
Commercial (3)	8,543.3	89.2	4.17	8,470.2	88.7	4.19	8,081.5	92.7	4.59
Commercial real estate	8,540.1	88.5	4.15	8,148.3	90.0	4.42	7,043.8	86.0	4.89
Residential mortgage	4,360.3	36.6	3.35	4,156.2	35.2	3.38	3,926.7	35.0	3.57
Consumer	2,154.0	18.7	3.48	2,140.9	18.6	3.48	2,159.3	19.5	3.61

Total loans	23,597.7	233.0	3.95	22,915.6	232.5	4.06	21,211.3	233.2	4.40

Total earning assets	28,293.5	$258.0	3.65%	27,623.9	$256.5	3.71%	25,205.6	$255.5	4.05%

Other assets	3,528.9			3,592.3			3,785.2

Total assets	$31,822.4			$31,216.2			$28,990.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,160.7	$—	—%	$5,077.0	$—	—%	$4,895.7	$—	—%
Savings, interest-bearing checking and money market	12,819.2	8.5	0.27	12,482.3	8.2	0.26	11,863.1	8.6	0.29
Time	4,399.1	11.2	1.02	4,507.1	11.9	1.05	4,798.2	13.3	1.11

Total deposits	22,379.0	19.7	0.35	22,066.4	20.1	0.36	21,557.0	21.9	0.41

Borrowings:
Federal Home Loan Bank advances	2,647.3	2.3	0.34	2,387.8	2.2	0.37	622.8	1.4	0.91
Federal funds purchased	653.7	0.3	0.18	520.5	0.2	0.17	465.2	0.3	0.24
Retail repurchase agreements	490.8	0.3	0.21	548.7	0.3	0.20	539.3	0.3	0.23
Other borrowings	7.4	—	0.31	5.9	—	0.37	1.1	—	1.53

Total borrowings	3,799.2	2.9	0.30	3,462.9	2.7	0.31	1,628.4	2.0	0.50

Notes and debentures	639.1	5.9	3.71	639.0	5.9	3.69	301.4	3.0	3.89

Total funding liabilities	26,817.3	$28.5	0.43%	26,168.3	$28.7	0.44%	23,486.8	$26.9	0.45%

Other liabilities	431.2			425.8			397.3

Total liabilities	27,248.5			26,594.1			23,884.1
Stockholders’ equity	4,573.9			4,622.1			5,106.7

Total liabilities and stockholders’ equity	$31,822.4			$31,216.2			$28,990.8

Net interest income/spread (4)		$229.5	3.22%		$227.8	3.27%		$228.6	3.60%

Net interest margin			3.24%			3.30%			3.63%

Operating net interest margin (5)			3.24%			3.30%			3.63%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	The fully taxable equivalent adjustment was $4.6 million, $4.3 million and $3.5 million for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively.
(5)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2013			December 31, 2012
Twelve months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$156.1	$0.3	0.22%	$332.0	$0.8	0.24%
Securities (1)	4,545.9	97.7	2.15	3,299.8	81.5	2.47
Loans:
Commercial (2)	8,421.5	356.2	4.23	7,672.8	373.4	4.87
Commercial real estate	7,965.0	351.2	4.41	7,031.5	365.4	5.20
Residential mortgage	4,126.1	141.4	3.42	3,854.7	145.5	3.77
Consumer	2,145.4	74.8	3.49	2,174.9	80.0	3.68

Total loans	22,658.0	923.6	4.08	20,733.9	964.3	4.65

Total earning assets	27,360.0	$1,021.6	3.73%	24,365.7	$1,046.6	4.30%

Other assets	3,648.9			3,747.2

Total assets	$31,008.9			$28,112.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,020.3	$—	—%	$4,656.8	$—	—%
Savings, interest-bearing checking and money market	12,417.3	33.0	0.27	11,556.8	38.7	0.33
Time	4,524.7	48.1	1.06	5,028.2	52.0	1.04

Total deposits	21,962.3	81.1	0.37	21,241.8	90.7	0.43

Borrowings:
Federal Home Loan Bank advances	2,043.9	8.2	0.40	419.5	5.1	1.23
Federal funds purchased	641.2	1.2	0.19	195.3	0.5	0.24
Retail repurchase agreements	522.7	1.1	0.20	494.7	1.3	0.26
Other borrowings	3.9	—	0.51	16.4	0.2	1.00

Total borrowings	3,211.7	10.5	0.33	1,125.9	7.1	0.63

Notes and debentures	647.5	24.2	3.74	195.5	8.4	4.28

Total funding liabilities	25,821.5	$115.8	0.45%	22,563.2	$106.2	0.47%

Other liabilities	432.6			381.8

Total liabilities	26,254.1			22,945.0
Stockholders’ equity	4,754.8			5,167.9

Total liabilities and stockholders’ equity	$31,008.9			$28,112.9

Net interest income/spread (3)		$905.8	3.28%		$940.4	3.83%

Net interest margin			3.31%			3.86%

Operating net interest margin (4)			3.31%			3.82%

(1)	Average balances and yields for securities available for sale are based on amortized cost.
(2)	Includes commercial and industrial loans and equipment financing loans.
(3)	The fully taxable equivalent adjustment was $17.2 million and $11.7 million for the twelve months ended

December 31, 2013 and 2012, respectively.

(4)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012
Originated non-performing loans:
Commercial Banking:
Commercial real estate	$70.8	$69.8	$70.2	$86.5	$84.4
Commercial and industrial	43.8	66.7	68.6	50.9	54.8
Equipment financing	23.2	21.2	27.8	24.8	27.2

Total	137.8	157.7	166.6	162.2	166.4

Retail:
Residential mortgage	58.9	59.5	59.6	66.8	65.0
Home equity	19.8	19.9	21.0	22.2	21.0
Other consumer	0.1	0.1	0.1	0.2	0.3

Total	78.8	79.5	80.7	89.2	86.3

Total originated non-performing loans (1)	216.6	237.2	247.3	251.4	252.7

REO:
Residential	13.6	14.6	16.0	16.9	17.2
Commercial	13.1	13.3	10.9	9.6	11.4

Total REO	26.7	27.9	26.9	26.5	28.6

Repossessed assets	4.5	6.1	6.3	7.2	8.3

Total non-performing assets	$247.8	$271.2	$280.5	$285.1	$289.6

Acquired non-performing loans (contractual amount) (2)	$142.5	$154.2	$159.0	$180.7	$181.6

Originated non-performing loans as a percentage of originated loans	0.95%	1.10%	1.18%	1.25%	1.30%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.08	1.26	1.33	1.42	1.48
Tangible stockholders’ equity and originated allowance for loan losses	9.52	10.12	10.33	9.78	9.45

(1)	Reported net of government guarantees totaling $19.4 million at Dec. 31, 2013, $19.8 million at Sept. 30, 2013, $20.4 million at June 30, 2013, $9.9 million at March 31, 2013 and $9.7 million at Dec. 31, 2012.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Allowance for loan losses on originated loans:
Balance at beginning of period	$177.5	$177.5	$177.5	$177.5	$175.5
Charge-offs	(11.4)	(10.7)	(12.0)	(11.3)	(11.6)
Recoveries	1.3	1.2	1.9	1.5	1.6

Net loan charge-offs	(10.1)	(9.5)	(10.1)	(9.8)	(10.0)
Provision for loan losses	10.1	9.5	10.1	9.8	12.0

Balance at end of period	177.5	177.5	177.5	177.5	177.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.7	8.2	9.8	10.5	10.5
Charge-offs	(0.3)	(0.1)	(0.7)	(3.3)	—
Provision for loan losses	(0.1)	2.6	(0.9)	2.6	—

Balance at end of period	10.3	10.7	8.2	9.8	10.5

Total allowance for loan losses	$187.8	$188.2	$185.7	$187.3	$188.0

Commercial banking originated allowance for loan losses as a percentage of originated commercial banking loans	0.95%	1.02%	1.05%	1.11%	1.13%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.30	0.31	0.31	0.32	0.36
Total originated allowance for loan losses as a percentage of:
Originated loans	0.78	0.82	0.85	0.88	0.91
Originated non-performing loans	81.9	74.8	71.8	70.6	70.3

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
(dollars in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Commercial Banking:
Commercial real estate	$2.1	$(0.1)	$4.7	$6.1	$2.5
Commercial and industrial	3.7	6.4	1.5	3.7	2.7
Equipment financing	0.8	0.9	0.7	(0.4)	1.0

Total	6.6	7.2	6.9	9.4	6.2

Retail:
Residential mortgage	1.5	0.4	2.3	1.9	1.7
Home equity	2.0	1.6	1.4	1.5	1.7
Other consumer	0.3	0.4	0.2	0.3	0.4

Total	3.8	2.4	3.9	3.7	3.8

Total	$10.4	$9.6	$10.8	$13.1	$10.0

Net loan charge-offs to average total loans (annualized)	0.18%	0.17%	0.19%	0.24%	0.19%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) merger-related expenses, including acquisition integration and other costs; (ii) charges related to executive-level management separation costs; (iii) severance-related costs; and (iv) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

Operating net interest margin excludes from the net interest margin those items that management considers to be of such a discrete nature that, by excluding such items, People’s United Financial’s net interest margin can be measured and assessed on a more consistent basis from period to period. Excluded from operating net interest margin is cost recovery income on acquired loans. Operating net interest margin is calculated by dividing operating net interest income (annualized) by average total earning assets.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012	2013	2012
Total non-interest expense	$208.7	$212.5	$205.8	$212.0	$207.4	$839.0	$830.6

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	—	(2.8)	—	(6.2)	—	(9.0)	—
Severance-related costs	(0.4)	(0.5)	(0.4)	(1.5)	(2.9)	(2.8)	(7.3)
Acquisition integration and other costs	(0.6)	—	—	(0.3)	—	(0.9)	(5.4)

Total	(1.0)	(3.3)	(0.4)	(8.0)	(2.9)	(12.7)	(12.7)

Operating non-interest expense	207.7	209.2	205.4	204.0	204.5	826.3	817.9

Amortization of other acquisition-related intangible assets	(6.6)	(6.5)	(6.6)	(6.5)	(6.7)	(26.2)	(26.8)
Other (1)	(1.4)	(4.0)	(3.4)	(1.5)	(0.6)	(10.3)	(7.8)

Total	$199.7	$198.7	$195.4	$196.0	$197.2	$789.8	$783.3

Net interest income (FTE basis)	$229.5	$227.8	$225.2	$223.3	$228.6	$905.8	$940.4
Total non-interest income	80.2	84.0	86.1	82.9	84.3	333.2	313.8

Total revenues	309.7	311.8	311.3	306.2	312.9	1,239.0	1,254.2
Adjustments:
BOLI FTE adjustment	0.7	0.6	0.4	0.4	0.6	2.1	2.8
Other (2)	0.1	—	(0.2)	(0.7)	(0.7)	(0.8)	(0.7)

Total	$310.5	$312.4	$311.5	$305.9	$312.8	$1,240.3	$1,256.3

Efficiency ratio	64.3%	63.6%	62.7%	64.1%	63.0%	63.7%	62.3%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions, except per share data)	2013	2013	2013	2013	2012	2013	2012
Net income, as reported	$59.3	$58.5	$62.1	$52.5	$61.2	$232.4	$245.3

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	—	2.8	—	6.2	—	9.0	—
Severance-related costs	0.4	0.5	0.4	1.5	2.9	2.8	7.3
Acquisition integration and other costs	0.6	—	—	0.3	—	0.9	5.4

Total pre-tax adjustments	1.0	3.3	0.4	8.0	2.9	12.7	12.7
Tax effect	(0.3)	(1.0)	(0.1)	(2.6)	(0.9)	(4.0)	(4.1)

Total adjustments, net of tax	0.7	2.3	0.3	5.4	2.0	8.7	8.6

Operating earnings	$60.0	$60.8	$62.4	$57.9	$63.2	$241.1	$253.9

Earnings per share, as reported (1)	$0.20	$0.19	$0.20	$0.16	$0.18	$0.74	$0.72

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	—	0.01	—	0.02	—	0.03	—
Severance-related costs	—	—	—	—	0.01	—	0.02
Acquisition integration and other costs	—	—	—	—	—	—	0.01

Total adjustments per share	—	0.01	—	0.02	0.01	0.03	0.03

Operating earnings per share (1)	$0.20	$0.20	$0.20	$0.18	$0.19	$0.77	$0.75

(1) The sum of quarterly earnings per share amounts for 2013 do not equal the full-year amount due to rounding and/or changes in average share count.

Average total assets	$31,822	$31,216	$30,799	$30,178	$28,991	$31,009	$28,113

Operating return on average assets (annualized)	0.75%	0.78%	0.81%	0.77%	0.87%	0.78%	0.90%

OPERATING NET INTEREST MARGIN

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012	2013	2012
Net interest income (FTE basis)	$229.5	$227.8	$225.2	$223.3	$228.6	$905.8	$940.4

Adjustments to arrive at operating net interest income:
Cost recovery income	—	—	—	—	—	—	(8.8)

Total adjustments	—	—	—	—	—	—	(8.8)

Operating net interest income	$229.5	$227.8	$225.2	$223.3	$228.6	$905.8	$931.6

Net interest margin, as reported (1)	3.24%	3.30%	3.33%	3.38%	3.63%	3.31%	3.86%

Adjustments to arrive at operating net interest margin (1):
Cost recovery income	—	—	—	—	—	—	(0.04)

Total adjustments	—	—	—	—	—	—	(0.04)

Operating net interest margin (1)	3.24%	3.30%	3.33%	3.38%	3.63%	3.31%	3.82%

Average total earning assets	$28,294	$27,624	$27,079	$26,421	$25,206	$27,360	$24,366

(1)	Annualized.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012	2013	2012
Operating earnings	$60.0	$60.8	$62.4	$57.9	$63.2	$241.1	$253.9

Average stockholders’ equity	$4,574	$4,622	$4,825	$5,005	$5,107	$4,755	$5,168
Less: Average goodwill and average other acquisition-related intangible assets	2,131	2,137	2,144	2,151	2,157	2,141	2,165

Average tangible stockholders’ equity	$2,443	$2,485	$2,681	$2,854	$2,950	$2,614	$3,003

Operating return on average tangible stockholders’ equity (annualized)	9.8%	9.8%	9.3%	8.1%	8.6%	9.2%	8.5%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012	2013	2012
Dividends paid	$49.8	$50.3	$51.9	$52.8	$53.6	$204.8	$217.9

Operating earnings	$60.0	$60.8	$62.4	$57.9	$63.2	$241.1	$253.9

Operating dividend payout ratio	83.0%	82.7%	83.2%	91.2%	84.8%	84.9%	85.8%

TANGIBLE EQUITY RATIO

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2013	2013	2013	2013	2012
Total stockholders’ equity	$4,555	$4,638	$4,678	$4,886	$5,039
Less: Goodwill and other acquisition-related intangible assets	2,127	2,134	2,140	2,147	2,154

Tangible stockholders’ equity	$2,428	$2,504	$2,538	$2,739	$2,885

Total assets	$33,208	$31,511	$31,345	$30,598	$30,324
Less: Goodwill and other acquisition-related intangible assets	2,127	2,134	2,140	2,147	2,154

Tangible assets	$31,081	$29,377	$29,205	$28,451	$28,170

Tangible equity ratio	7.8%	8.5%	8.7%	9.6%	10.2%

TANGIBLE BOOK VALUE PER SHARE

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per share data)	2013	2013	2013	2013	2012
Tangible stockholders’ equity	$2,428	$2,504	$2,538	$2,739	$2,885

Common shares issued	396.45	396.44	396.32	396.24	395.81
Less: Shares classified as treasury shares	89.54	80.62	78.54	67.31	56.18
Unallocated ESOP shares	8.01	8.10	8.19	8.28	8.36

Common shares	298.90	307.72	309.59	320.65	331.27

Tangible book value per share	$8.12	$8.14	$8.20	$8.54	$8.71